HealthEquity Reports Fiscal Year and Fourth Quarter Ended January 31, 2024 Financial Results
Highlights of the fiscal year include:
•Revenue of $999.6 million, an increase of 16% compared to $861.7 million in FY23.
•Net income of $55.7 million, compared to net loss of $26.1 million in FY23, with non-GAAP net income of $195.5 million, compared to $114.5 million in FY23.
•Net income per diluted share of $0.64, compared to net loss per diluted share of $0.31 in FY23, with non-GAAP net income per diluted share of $2.25, compared to $1.36 in FY23.
•Adjusted EBITDA of $369.2 million, an increase of 36% compared to $272.3 million in FY23.
•8.7 million HSAs, an increase of 9% compared to FY23.
•Total HSA Assets of $25.2 billion, an increase of 14% compared to FY23.
•15.7 million Total Accounts, including both HSAs and complementary CDBs, an increase of 5% compared to FY23.
•The Company agreed to acquire the BenefitWallet HSA portfolio.
Highlights of the fourth quarter include:
•Revenue of $262.4 million, an increase of 12% compared to $233.8 million in Q4 FY23.
•Net income of $26.4 million, compared to net loss of $0.2 million in Q4 FY23, with non-GAAP net income of $55.0 million, compared to $31.3 million in Q4 FY23.
•Net income per diluted share of $0.30, compared to net loss per diluted share of less than one cent in Q4 FY23, with non-GAAP net income per diluted share of $0.63, compared to $0.37 in Q4 FY23.
•Adjusted EBITDA of $98.8 million, an increase of 34% compared to $73.6 million in Q4 FY23.

Draper, Utah – March 19, 2024 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its fourth quarter and fiscal year ended January 31, 2024.
“We delivered fiscal 2024 with a record of nearly $1 billion in revenue as well as over 500 bps expansion in Adjusted EBITDA margin,” said Jon Kessler, President and CEO of HealthEquity. “Building on these results, we believe we are well-positioned to continue our growth in fiscal 2025 as our technology investments enable us to continue taking market share, with an initial outlook for increases of approximately 15% in revenue and 20% in Adjusted EBITDA.”
Fiscal year financial results
Revenue for the fiscal year ended January 31, 2024 was $999.6 million, an increase of 16% compared to $861.7 million for the fiscal year ended January 31, 2023. Revenue this year included: service revenue of $455.7 million, custodial revenue of $386.6 million, and interchange revenue of $157.3 million.
HealthEquity reported net income of $55.7 million, or $0.64 per diluted share, and non-GAAP net income of $195.5 million, or $2.25 per diluted share, for the fiscal year ended January 31, 2024. The Company reported a net loss of $26.1 million, or $0.31 per diluted share, and non-GAAP net income of $114.5 million, or $1.36 per diluted share, for the fiscal year ended January 31, 2023.
Adjusted EBITDA was $369.2 million for the fiscal year ended January 31, 2024, an increase of 36% compared to $272.3 million for the fiscal year ended January 31, 2023. Adjusted EBITDA was 37% of revenue, compared to 32% for the fiscal year ended January 31, 2023.
As of January 31, 2024, HealthEquity had $404.0 million of cash and cash equivalents and $875.0 million of outstanding debt, net of issuance costs. This compares to $254.3 million in cash and cash equivalents and $925.3 million of outstanding debt as of January 31, 2023.
Certain reclassifications have been made to prior year amounts to conform to the current year presentation. The reclassifications relate primarily to recordkeeping and advisory fees associated with HSA investments of $25.6 million, $21.8 million, and $16.7 million for the fiscal years ended January 31, 2024, 2023, and 2022, respectively, which were reclassified from custodial revenue to service revenue to better align our financial statement presentation with the underlying drivers of our revenue streams. The Company also reclassified certain immaterial personnel-related costs from custodial costs to service costs or general and administrative costs. The reclassifications had no impact on our total revenue, income (loss) from operations, net income (loss), cash flows, or stockholders' equity.

Fourth quarter financial results
Revenue for the fourth quarter ended January 31, 2024 was $262.4 million, an increase of 12% compared to $233.8 million for the fourth quarter ended January 31, 2023. Revenue this quarter included: service revenue of $118.6 million, custodial revenue of $105.4 million, and interchange revenue of $38.4 million.
HealthEquity reported net income of $26.4 million, or $0.30 per diluted share, and non-GAAP net income of $55.0 million, or $0.63 per diluted share, for the fourth quarter ended January 31, 2024. The Company reported a net loss of $0.2 million, or less than one cent per diluted share, and non-GAAP net income of $31.3 million, or $0.37 per diluted share, for the fourth quarter ended January 31, 2023.
Adjusted EBITDA was $98.8 million for the fourth quarter ended January 31, 2024, an increase of 34% compared to $73.6 million for the fourth quarter ended January 31, 2023. Adjusted EBITDA was 38% of revenue, compared to 31% for the fourth quarter ended January 31, 2023.
Account and asset metrics
HSAs as of January 31, 2024 were approximately 8.7 million, an increase of 9% year over year, including 610,000 HSAs with investments, an increase of 13% year over year. Total Accounts as of January 31, 2024 were 15.7 million, including 7.0 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of January 31, 2024 were $25.2 billion, an increase of 14% year over year. Total HSA Assets included $15.0 billion of HSA cash and $10.2 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of January 31, 2024.
BenefitWallet HSA portfolio acquisition
On September 18, 2023, we signed an agreement to acquire the BenefitWallet HSA portfolio from Conduent Business Services, LLC, which portfolio consists of approximately $2.8 billion of HSA Assets held in approximately 665,000 customer accounts, in exchange for a purchase price of approximately $425 million and reimbursement of up to $20 million of Conduent's transfer-related expenses. The acquisition is expected to close in multiple tranches during the first half of fiscal 2025, subject to the satisfaction of certain customary closing conditions. On March 7, 2024, the first of the three HSA Asset transfers occurred, with approximately 266,000 HSAs and $1.1 billion of HSA Assets transferring to HealthEquity’s custody. In connection with this transfer, HealthEquity paid the applicable purchase price of $163.9 million using cash on hand.
Business outlook
For the fiscal year ending January 31, 2025, management expects revenues of $1.14 billion to $1.16 billion. Its outlook for net income is between $73 and $88 million, resulting in net income of $0.83 to $0.99 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $247 million and $262 million, resulting in non-GAAP net income per diluted share of $2.79 to $2.96 (based on an estimated 89 million weighted-average shares outstanding). Management expects Adjusted EBITDA of $438 million to $458 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, March 19, 2024 to discuss the fiscal 2024 fourth quarter and year-end results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity, Inc. call." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other CDBs for our more than 15 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•our acquisition of the BenefitWallet HSA portfolio may not be fully consummated, and if fully consummated, we may not realize the expected benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2024	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$403,979	$254,266
Accounts receivable, net of allowance for doubtful accounts of $3,947 and $4,989 as of January 31, 2024 and 2023, respectively	104,893	96,835
Other current assets	48,564	31,792
Total current assets	557,436	382,893
Property and equipment, net	6,013	12,862
Operating lease right-of-use assets	48,380	56,461
Intangible assets, net	835,948	936,359
Goodwill	1,648,145	1,648,145
Other assets	67,868	52,180
Total assets	$3,163,790	$3,088,900
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$12,041	$13,899
Accrued compensation	49,608	45,835
Accrued liabilities	46,038	43,668
Current portion of long-term debt	—	17,500
Operating lease liabilities	9,404	10,159
Total current liabilities	117,091	131,061
Long-term liabilities
Long-term debt, net of issuance costs	874,972	907,838
Operating lease liabilities, non-current	48,766	58,988
Other long-term liabilities	19,270	12,708
Deferred tax liability	68,670	82,665
Total long-term liabilities	1,011,678	1,062,199
Total liabilities	1,128,769	1,193,260
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2024 and 2023	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 86,127 and 84,758 shares issued and outstanding as of January 31, 2024 and 2023, respectively	9	8
Additional paid-in capital	1,829,384	1,745,716
Accumulated earnings	205,628	149,916
Total stockholders’ equity	2,035,021	1,895,640
Total liabilities and stockholders’ equity	$3,163,790	$3,088,900

HealthEquity, Inc. and subsidiaries
Consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue
Service revenue	$118,575	$119,854	$455,690	$452,026
Custodial revenue	105,433	77,886	386,594	261,282
Interchange revenue	38,379	36,101	157,303	148,440
Total revenue	262,387	233,841	999,587	861,748
Cost of revenue
Service costs	83,859	85,373	317,357	318,516
Custodial costs	8,398	7,739	32,502	26,101
Interchange costs	6,810	5,956	27,091	25,196
Total cost of revenue	99,067	99,068	376,950	369,813
Gross profit	163,320	134,773	622,637	491,935
Operating expenses
Sales and marketing	20,559	19,201	79,273	68,849
Technology and development	55,238	52,722	218,811	193,375
General and administrative	23,140	21,358	103,656	97,472
Amortization of acquired intangible assets	23,218	23,166	92,763	94,586
Merger integration	2,278	5,110	10,435	28,596
Total operating expenses	124,433	121,557	504,938	482,878
Income from operations	38,887	13,216	117,699	9,057
Other expense
Interest expense	(13,641)	(14,305)	(55,455)	(48,424)
Other income, net	4,471	1,097	12,796	1,271
Total other expense	(9,170)	(13,208)	(42,659)	(47,153)
Income (loss) before income taxes	29,717	8	75,040	(38,096)
Income tax provision (benefit)	3,353	217	19,328	(11,953)
Net income (loss) and comprehensive income (loss)	$26,364	$(209)	$55,712	$(26,143)
Net income (loss) per share:
Basic	$0.31	$0.00	$0.65	$(0.31)
Diluted	$0.30	$0.00	$0.64	$(0.31)
Weighted-average number of shares used in computing net income (loss) per share:
Basic	85,975	84,718	85,564	84,442
Diluted	87,435	84,718	86,957	84,442

HealthEquity, Inc. and subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$55,712	$(26,143)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	153,078	161,201
Stock-based compensation	77,151	62,614
Impairment of right-of-use assets	—	—
Amortization of debt issuance costs	2,852	3,261
Loss on extinguishment of debt	1,157	—
Change in fair value of contingent consideration	—	—
Gains on equity securities	—	—
Other non-cash items	—	268
Deferred taxes	(13,995)	(17,181)
Changes in operating assets and liabilities:
Accounts receivable	(8,058)	(9,570)
Other assets	(32,790)	4,620
Operating lease right-of-use assets	10,190	8,244
Accrued compensation	2,951	(1,282)
Accounts payable, accrued liabilities, and other current liabilities	(204)	(26,673)
Operating lease liabilities, non-current	(11,780)	(7,232)
Other long-term liabilities	6,562	(1,477)
Net cash provided by operating activities	242,826	150,650
Cash flows from investing activities:
Business combinations, net of cash acquired	—	—
Purchases of software and capitalized software development costs	(41,123)	(45,173)
Acquisitions of HSA portfolios	(3,257)	(70,583)
Purchases of property and equipment	(1,694)	(3,371)
Proceeds from sale of equity securities	—	—
Net cash used in investing activities	(46,074)	(119,127)
Cash flows from financing activities:
Principal payments on long-term debt	(54,375)	(8,750)
Proceeds from long-term debt	—	—
Payment of debt issuance costs	—	—
Proceeds from follow-on equity offering, net of payments for offering costs	—	—
Settlement of client-held funds obligation, net	865	(603)
Proceeds from exercise of common stock options	6,471	6,682
Payment of contingent consideration	—	—
Net cash provided by (used in) financing activities	(47,039)	(2,671)
Increase (decrease) in cash and cash equivalents	149,713	28,852
Beginning cash and cash equivalents	254,266	225,414
Ending cash and cash equivalents	$403,979	$254,266

HealthEquity, Inc. and subsidiaries
Consolidated statements of cash flows (unaudited) (continued)

	Year ended January 31,
(in thousands)	2024	2023

Supplemental cash flow data:
Interest expense paid in cash	$49,560	$43,570
Income tax payments (refunds), net	35,352	1,526
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,145	3,595
Purchases of property and equipment included in accounts payable or accrued liabilities	263	69
Acquisitions of HSA portfolios included in accounts payable or accrued liabilities	—	—
Decrease (increase) in goodwill due to measurement period adjustments, net	—	(2,309)
Exercise of common stock options receivable	429	382
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2024	2023	2024	2023
Cost of revenue	$3,240	$3,540	$16,462	$13,591
Sales and marketing	3,419	2,685	13,182	9,821
Technology and development	5,793	3,440	20,891	13,828
General and administrative	4,760	2,639	26,616	25,374
Total stock-based compensation expense	$17,212	$12,304	$77,151	$62,614
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2024	January 31, 2023	% Change
HSAs	8,692	7,984	9%
New HSAs from sales - Quarter-to-date	497	445	12%
New HSAs from sales - Year-to-date	949	971	(2)%
New HSAs from acquisitions - Year-to-date	—	90	(100)%
HSAs with investments	610	541	13%
CDBs	7,006	6,933	1%
Total Accounts	15,698	14,917	5%
Average Total Accounts - Quarter-to-date	15,318	14,677	4%
Average Total Accounts - Year-to-date	15,105	14,531	4%

HSA assets (unaudited)

(in millions, except percentages)	January 31, 2024	January 31, 2023	% Change
HSA cash	$15,006	$14,199	6%
HSA investments	10,208	7,947	28%
Total HSA Assets	25,214	22,146	14%
Average daily HSA cash - Quarter-to-date	14,210	13,375	6%
Average daily HSA cash - Year-to-date	14,071	13,049	8%
The following table summarizes the amount of HSA cash held by our Depository Partners and insurance company partners that is expected to reprice by fiscal year and the respective average annualized yield currently earned on that HSA cash as of January 31, 2024:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
2025	$2.1	3.6%
2026	3.5	1.6%
2027	3.2	1.6%
2028	1.9	3.8%
Thereafter	3.6	3.5%
Total (1)	$14.3	2.7%
(1)Excludes $0.7 billion of HSA cash held in floating-rate contracts as of January 31, 2024. BenefitWallet HSA Assets and any subsequent growth in HSA cash are also excluded.
Client-held funds (unaudited)

(in millions, except percentages)	January 31, 2024	January 31, 2023	% Change
Client-held funds	$842	$901	(7)%
Average daily Client-held funds - Quarter-to-date	791	809	(2)%
Average daily Client-held funds - Year-to-date	845	827	2%
Net income (loss) reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$26,364	$(209)	$55,712	$(26,143)
Interest income	(4,343)	(1,179)	(12,138)	(1,763)
Interest expense	13,641	14,305	55,455	48,424
Income tax provision (benefit)	3,353	217	19,328	(11,953)
Depreciation and amortization	14,693	17,309	60,315	66,615
Amortization of acquired intangible assets	23,218	23,166	92,763	94,586
Stock-based compensation expense	17,212	12,304	77,151	62,614
Merger integration expenses	2,278	5,110	10,435	28,596
Acquisition costs	—	—	—	53
Amortization of incremental costs to obtain a contract	1,402	1,137	5,435	4,393
Costs associated with unused office space	927	1,170	4,179	4,958
Other	84	278	538	1,968
Adjusted EBITDA	$98,829	$73,608	$369,173	$272,348

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2025
Net income	$73 - 88
Interest income	(13)
Interest expense	63
Income tax provision	29 - 34
Depreciation and amortization	52
Amortization of acquired intangible assets	112
Stock-based compensation expense	98
Merger integration expenses	13
Amortization of incremental costs to obtain a contract	6
Costs associated with unused office space	4
Other expense	1
Adjusted EBITDA	$438 - 458

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2024	2023	2024	2023
Net income (loss)	$26,364	$(209)	$55,712	$(26,143)
Income tax provision (benefit)	3,353	217	19,328	(11,953)
Income (loss) before income taxes - GAAP	29,717	8	75,040	(38,096)
Non-GAAP adjustments:
Amortization of acquired intangible assets	23,218	23,166	92,763	94,586
Stock-based compensation expense	17,212	12,304	77,151	62,614
Merger integration expenses	2,278	5,110	10,435	28,596
Acquisition costs	—	—	—	53
Costs associated with unused office space	927	1,170	4,179	4,958
Loss on extinguishment of debt	—	—	1,157	—
Total adjustments to income (loss) before income taxes - GAAP	43,635	41,750	185,685	190,807
Income before income taxes - Non-GAAP	73,352	41,758	260,725	152,711
Income tax provision - Non-GAAP (1)	18,337	10,440	65,180	38,178
Non-GAAP net income	55,015	31,318	195,545	114,533

Diluted weighted-average shares	87,435	84,718	86,957	84,442
GAAP net income (loss) per diluted share	$0.30	$0.00	$0.64	$(0.31)
Non-GAAP net income per diluted share	$0.63	$0.37	$2.25	$1.36
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2025
Net income	$73 - 88
Income tax provision	29 - 34
Income before income taxes - GAAP	102 - 122
Non-GAAP adjustments:
Amortization of acquired intangible assets	112
Stock-based compensation expense	98
Merger integration expenses	13
Costs associated with unused office space	4
Total adjustments to income before income taxes - GAAP	227
Income before income taxes - Non-GAAP	329 - 349
Income tax provision - Non-GAAP (1)	82 - 87
Non-GAAP net income	$247 - 262

Diluted weighted-average shares	89
GAAP net income per diluted share (2)	$0.83 - 0.99
Non-GAAP net income per diluted share (2)	$2.79 - 2.96
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and Non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.